Exhibit 99.1
December 15, 2010
John J. Dziak, Jr.
Neustar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Re: Status Change
Dear Jack:
This letter agreement (this “Agreement”) confirms and sets forth the terms of your change of status with Neustar, Inc. (“Neustar”) from a full-time employee to an independent contractor consultant (the “Status Change”).
1. Until December 31, 2010, you will remain a full-time employee of Neustar in your current position as Senior Vice President and Chief Strategy Officer; provided, however, that Neustar may terminate your employment at any time for Cause. The date on which your employment terminates pursuant to the preceding sentence is referred to herein as the “Status Change Date.” For purposes of this Agreement, “Cause” will have the meaning set forth in Neustar’s 2010 Key Employee Severance Pay Plan (the “Severance Plan”).
2. During your full-time employment with Neustar, Neustar will continue to pay you through our normal payroll practices at a rate of base salary equal to your salary on the date of this Agreement ($320,000 per year). Neustar will also reimburse you for reasonable business expenses incurred in connection with the performance of your duties, in accordance with our usual policies and practices. You may continue to participate in Neustar’s employee benefit plans and programs to the extent you are eligible under such plans and programs.
3. In connection with your separation from service, you are entitled to the following benefits provided you comply with the terms of the Severance Plan, as more fully described therein and modified herein:
a.	100 percent of your base salary ($320,000), payable in bi-weekly installments without interest over a period of one year through Neustar’s normal payroll practices, commencing with the first payroll date after the Status Change Date; provided, however, that any amounts that would otherwise be paid prior to the 60th day following the Status Change Date will instead be paid on the 60th day following the Status Change Date.

b.	A cash bonus for 2010, based on actual results, payable on the same date bonuses are paid to Neustar executives in 2011 (but in no event later than March 15, 2011) and calculated using the same formula as is used for calculation of 2010 bonuses for similarly situated Neustar executives. If your employment terminates prior to December 31, 2010, your bonus will be prorated based on the number of days you were employed in 2010. For the avoidance of doubt, you will not be entitled to a bonus (prorated or otherwise) for 2011.

c.	Provided you timely elect COBRA continuation coverage under Neustar’s medical plan and pay the full monthly premiums for such coverage, reimbursement by Neustar of the full monthly premiums incurred by you (it being understood that such reimbursement will be taxable to you) until the earlier of (i) the expiration of the one-year period during which your severance benefits are payable, and (ii) the date you qualify for similar coverage under a plan of a subsequent employer.
d.	An additional payment equal to six months’ base salary ($160,000), payable in a cash lump sum on the 60th day following the Status Change Date.

e.	Payment of up to $10,000 in attorneys’ fees for services provided in connection with the Status Change and this Agreement. Payment will be made to your attorneys no later than 30 days after receipt by Neustar of invoices reflecting the fees incurred (but in no event earlier than January 1, 2011); provided that such invoices must be received in time for payment on or before December 31, 2011 or Neustar’s obligation to pay such invoices will be extinguished.
Payment of the amounts set forth in (a) — (e) above will be subject to your execution (within 45 days following your termination of employment) of a release in the form attached hereto as Exhibit A (the “Release”), and the expiration of the seven-day right of revocation with respect to the Release. Payment will also be subject to your compliance with the requirements and obligations of Article V of the Severance Plan; provided, however, that you and Neustar agree that for purposes of Section 5.1 of the Severance Plan, “any business competitive with a business undertaken by the Company Group or by the Key Employee at any time during the Key Employee’s employment term” will have the same meaning as that of “any business competitive with a business undertaken by Neustar or by Employee at any time during Employee’s employment term,” as set forth in Paragraph 7 of this Agreement.
4. Immediately upon the Status Change Date (except in the event of a termination of your employment for Cause prior to the Status Change Date), subject to your timely execution and non-revocation of the Release, you will become a consultant to Neustar. The terms of your consultancy will be set forth in a separate agreement between you and Neustar (the “Consulting Agreement”).
5. The Status Change from employment to consultancy will not constitute a termination of your service with Neustar with respect to awards granted to you under our 2005 Stock Incentive Plan and 2009 Stock Incentive Plan (the “Stock Plans”). Accordingly, all awards outstanding as of the Status Change Date will continue to vest, be exercisable, or be forfeited in accordance with the terms and conditions of the applicable Stock Plan and award agreement, and you will not be considered to have a termination of service under the Stock Plans until you no longer serve as either an employee or a consultant to Neustar.
6. You hereby acknowledge that the Status Change Date is the termination date of your employment for purposes of participation in and coverage under Neustar’s employee benefit plans and programs (other than the Stock Plans), and that as of the Status Change Date you will only be entitled to receive from Neustar: (i) any earned but unpaid base salary through the Status Change Date, paid in accordance with our normal payroll practices; (ii) reimbursement for any unreimbursed business expenses properly incurred in accordance with Neustar policy; (iii) payment for any accrued but unused vacation time (PTO) through the Status Change Date in accordance with Neustar policy; (iv) severance benefits in accordance with Paragraph 3 of this Agreement; (v) payment for consulting services in accordance with the Consulting Agreement; and (vi) such vested accrued benefits and other payments as to which you may be entitled under, and in accordance with, Neustar’s employee benefit plans and programs as of the Status Change Date.
7. The Agreement Respecting Noncompetition, Nonsolicitation and Confidentiality, dated February 17, 2009, between you and Neustar (the “Noncompetition Agreement”) will remain in effect in accordance with its terms; provided, however, that the last sentence of the first paragraph of Paragraph 1 of the Noncompetition Agreement will be deemed deleted, and “any business competitive with a business undertaken by Neustar or by Employee at any time during Employee’s employment term” for purposes of Paragraph 1 of the Noncompetition Agreement shall consist of the businesses of numbering; number management; numbering and IP address management; internet domains; web performance and network monitoring; communication registries; registries relating to barcodes, common short codes, media and entertainment services; and infrastructure services relating to mobile data and messaging, except to the extent that, as of the Status Change Date, Neustar: (i) was not engaged in a subset of any such business; and (ii) had not developed material plans to become involved by the end of 2012 in such subset of such business. You acknowledge that you have complied in all material respects with the Noncompetition Agreement and intend to continue to comply with the Noncompetition Agreement as modified by this Paragraph 7 for the duration of the periods set forth in the Noncompetition Agreement.
8. Miscellaneous
     a. Entire Agreement. This Agreement, together with the Consulting Agreement and the Noncompetition Agreement (as modified herein), contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between you and Neustar with respect thereto; provided, however, that this Agreement shall not be deemed to supersede or otherwise modify the Indemnification Agreement dated March 3, 2009 between you and Neustar, which shall remain in full force and effect; and provided further that Sections 3.5 (Continuation of Benefits in the Event of Death) and 3.6 (No Duty to Mitigate/Right to Set-off) of the Severance Plan shall be deemed to apply to the benefits to be provided to you under Paragraph 3 of this Agreement as if such benefits were deemed “Severance Benefits” under such Sections 3.5 and 3.6.
     b. Section 409A. You and Neustar acknowledge and agree that this Agreement is intended to comply with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or an exemption therefrom. Accordingly, the provisions of Section 3.7 of the Severance Plan are deemed to be incorporated herein by reference and will apply to the payments and benefits paid or payable to you under this Agreement to the same extent such provisions would apply to payments and benefits payable under the Severance Plan.
     c. Withholding. Neustar may withhold from any amounts payable to you hereunder all federal, state, city or other taxes that Neustar may reasonably determine are required to be withheld pursuant to any applicable law or regulation. The previous sentence notwithstanding, Neustar agrees that it will not withhold any taxes from or on account of the payment of legal fees to be made pursuant to Paragraph 3(e) above.
     d. Amendment; Waiver. This Agreement may be amended only by an instrument in writing signed by you and Neustar, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of either party at any time to require the performance by the other party of any provision hereof will in no way affect the full right to require such performance at any time thereafter, nor will the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
     e. Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned by you. As used in the Agreement, “Neustar” will mean both Neustar as defined above and any successor.
     f. Restrictions. You hereby acknowledge and agree that the restrictions contained in Paragraph 7 of this Agreement, including the term of the restricted period, the range of activities and the geographic area encompassed in such covenants, are reasonable and necessary in order to protect Neustar in the conduct of its business and the utilization of its assets. You agree that such restrictions will not prevent you from earning a livelihood after the termination of your employment with Neustar.
     g. Stay of Time. In the event that you violate Paragraph 7 of this Agreement, the running of the time period of the provision so violated will be automatically suspended on the date of such violation and will resume on the date such violation permanently ceases.

     h. Interpretation. If any restriction herein is found by a court of competent jurisdiction to be invalid or unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it will be deemed amended to extend over the maximum period of time, range of activities and/or geographic area to which it may be enforceable.
     i. Severability. All provisions of this Agreement are intended to be severable. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.
     j. Equitable Remedies. The restrictions contained in Paragraph 7 of this Agreement are necessary for the protection of the business and goodwill of Neustar and are considered by you to be reasonable for such purpose. You agree that any breach or threatened breach of Paragraph 7 is likely to cause Neustar substantial and irreparable damage. Therefore, in the event of any such breach or threatened breach, you agree that Neustar, in addition to such other remedies that may be available, will be entitled to specific performance and other injunctive relief. In addition, you acknowledge that Neustar may, in its sole discretion, notify any future employer or other person or entity with which you have dealings of your obligations under this Agreement.
     k. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.
     l. Legal Representation. You acknowledge and confirm that you have had the opportunity to seek such legal, financial and other advice and representation as you have deemed appropriate in connection with this Agreement.
     m. Counterparts. This Agreement may be executed in several counterparts (including via facsimile or PDF), each of which will be deemed an original, but all of which will constitute one and the same instrument.
     n. Acceptance of Agreement. You may accept this Agreement by signing it and returning it to Martin Lowen at 46000 Center Oak Plaza, Sterling, VA, 20166.

NEUSTAR, INC.
By:	/s/ Paul S. Lalljie
	Name:	Paul S. Lalljie
	Title:	Senior Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ John J. Dziak, Jr.

John J. Dziak, Jr.

Date:	December 15, 2010

EXHIBIT A
RELEASE OF ALL CLAIMS AND ACKNOWLEDGMENT OF OBLIGATIONS
     This Release of All Claims and Acknowledgment of Obligations (this “Release”) is entered into by and between John J. Dziak, Jr., on behalf of the persons and entities referred to in the definition of “Employee” as it appears in Section 2 below, and NeuStar, Inc. (the “Company”), on behalf of the persons and entities referred to in the definition of “Released Parties,” as it appears in Section 2 below.
     In consideration of the mutual promises set forth in the Status Change Agreement, dated December 15, 2010, between Employee and the Company (the “Agreement”) and in the NeuStar, Inc. 2010 Key Employee Severance Pay Plan (the “Plan”), which Agreement and Plan are incorporated herein by reference and made a part hereof as though fully set forth herein, as well as any promises set forth in this Release, Employee and the Company agree as follows:
     (1) Post-Termination Benefits. The Company will provide Employee the post-termination benefits to which Employee is entitled under the Agreement as provided therein.
     (2) Release and Waiver of Claims. In consideration of the post-termination benefits described in Section 1 above, which benefits are in addition to what Employee would have been entitled to receive in the absence of this Release, Employee, on behalf of himself and his family, heirs, executors, administrators, legal representatives, beneficiaries and assigns (collectively referred to in this Release as “Employee”), hereby irrevocably, unconditionally and forever releases, acquits and discharges the Company, its affiliates, and their respective past and present officers, directors, shareholders, partners, members, managers, attorneys, representatives, agents and employees, and each of their respective predecessors, successors and assigns (collectively, the “Released Parties”), from any and all debts, obligations, losses, costs, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, rights, liabilities, judgments, damages, expenses, claims, counterclaims, cross-claims or demands, in law or equity, asserted or unasserted, express or implied, foreseen or unforeseen, known or unknown, suspected or unsuspected, liquidated or unliquidated, of any kind or nature or description whatsoever, that Employee had, may have had, now has, or may hereafter claim to have against any of the Released Parties relating to any event occurring or any act done or omitted to be done, from the beginning of time to the date Employee signs this Agreement, including but not limited to any and all actions, liabilities or other claims for relief or remuneration arising out of, or in any way connected with, Employee’s employment by and/or termination of employment from the Company, and any and all claims of every kind arising under any federal, state or local statutory or common law, including but not limited to Title VII of the Civil Rights Act of 1964, the Virginia Human Rights Act, the federal Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Fair Labor Standards Act of 1938, state or federal whistleblower statutes, the Immigration Reform and Control Act, the Occupational Health and Safety Act, the Consumer Credit Protection Act, and any other federal, state or local statutes, and any action arising in tort or contract, except that this Release does not apply to any claim by Employee to enforce rights under this Release, and Employee does not waive claims for vested benefits under the Company’s employee benefit plans in accordance with the terms thereof or waive insurance claims against carriers on policies in effect. Nothing in this Release shall be construed to prevent Employee from filing a charge with, or participating in an investigation conducted by, the U.S. Equal Employment Opportunity Commission or applicable state agency, to the extent required or permitted by law, or to prevent any challenge by Employee to the waiver and release of any claim under the ADEA, albeit that Employee understands and agrees that Employee shall not be entitled to seek monetary compensation from the filing and/or participation in any such charge. Notwithstanding the foregoing, Employee shall not be deemed to have released (i) claims arising under this Release, and (ii) claims arising after the effective date of this Release.
In order to comply with the Older Workers’ Benefit Protection Act, attached as Attachment 1 is a list of the job titles and ages of the employees who were and were not selected for termination in connection with this action.

     (3) Consideration Period. Employee acknowledges and agrees that Employee has been given a period of at least 45 days to consider this Release. Employee has executed this Release (including the waiver of rights and claims under the ADEA) voluntarily and with full knowledge of all relevant information. Employee has been advised by the Company to consult with an attorney of Employee’s choosing prior to entering into this Release. To the extent Employee has executed this Release prior to the expiration of the consideration period noted above, Employee hereby waives his right to the balance of such period and acknowledges that the waiver of such period is knowing and voluntary and has not been induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer embodied in the Agreement.
     (4) Revocation. Employee acknowledges and agrees that he has a period of seven (7) days following execution of this Release in which to revoke this Release by delivering written notice to the Company. Such revocation must be in the form of a letter personally delivered to the General Counsel of the Company or mailed to the General Counsel at the address set forth in Section 9 below and postmarked within seven calendar days of Employee’s execution of this Release. This Release shall not become effective or enforceable until the later of Employee’s termination date or the expiration of the seven-day revocation period. Employee understands and agrees that should Employee choose to revoke this Release, he will not receive the benefits described in Section 1 above.
     (5) Proceedings. Employee agrees that other than pursuant to a valid subpoena or court order commanding Employee’s attendance or testimony, or other than in accordance with legal requirements to cooperate with an investigation by state or federal authorities, Employee will not cooperate in the pursuit of any claim by other persons against any of the Released Parties (a “Proceeding”), except that nothing herein shall prevent Employee from cooperating with any investigation or inquiry conducted by the Equal Employment Opportunity Commission regarding any employment practice or policy of the Company.
     (6) Remedies. In the event Employee initiates or voluntarily participates in any action, claim or Proceeding against any of the Released Parties with regard to any matter released hereunder, or if Employee fails to abide by any of the terms of this Release or any covenants or conditions relating to the payment of benefits under the Agreement or the Plan (as modified by the Agreement), or if Employee revokes the Release within the seven-day period provided under Section 4, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to Employee under the Agreement or the Plan or terminate any benefits that are subsequently due under the Agreement or the Plan, without waiving the Release granted herein. Employee acknowledges and agrees that the remedy at law available to the Company for breach of any of Employee’s obligations under Sections 2, 5, and 10 of this Release would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Employee acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law, in equity or under this Release, upon adequate proof of Employee’s violation of any such provision of this Release, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage. Employee understands that by entering into this Release Employee will be limiting the availability of certain remedies that Employee may have against the Company and limiting also Employee’s ability to pursue certain claims against the Company.
     (7) Severability Clause. In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.
     (8) Non-Admission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of Employee, the Company or any other Released Party.
     (9) Governing Law. This Release shall be governed by and construed in accordance with federal law and the laws of the Commonwealth of Virginia applicable to releases made and to be performed in Virginia, and the parties agree to appear in any federal or Virginia state action upon service of process by certified mail, return receipt requested, at the following addresses (as may be updated in writing by the parties):
To Company: NeuStar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166
Attention: General Counsel
and
To Employee:   At the last address on the records of the Company
     (10) Acknowledgment of Obligations. Employee acknowledges that he is bound by the terms and conditions of the Agreement and the Plan (as modified by the Agreement), including, without limitation, the obligations set forth in Paragraph 7 of the Agreement and Article V of the Plan (as modified by the Agreement). Employee further acknowledges that he has complied in all material respects with such obligations, and that he intends to continue to so comply for the duration of the applicable periods set forth in the Agreement and the Plan.
EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS RELEASE AND THAT EMPLOYEE FULLY KNOWS, UNDERSTANDS, AND APPRECIATES ITS CONTENTS, AND THAT EMPLOYEE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND RELEASES PROVIDED FOR HEREIN VOLUNTARILY AND OF EMPLOYEE’S OWN FREE WILL. Employee has not relied upon any inducements, promises or representations made by anyone except as expressly set forth herein. Employee is entering into this Release without any threats, coercion or duress, whether economic or otherwise, having been made to him, and Employee intends to be bound by the terms of this Release.
     IN WITNESS WHEREOF, the parties have executed this RELEASE on the date(s) set forth below.

Signature	Date

Printed Name

NEUSTAR, INC.

Signature	Date

Printed Name

Title